UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: March 24, 2024

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to the Security Agreement and Consent to Terminate the Subsidiary Guarantee

On March 12, 2024, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into a Membership Unit Purchase Agreement (the “Purchase Agreement”), by and among: (i) New Age Investments LLC, a Florida limited liability company (the “Buyer”); (ii) DERMAdoctor, LLC, a Missouri limited liability company (“DERMAdoctor”); and (iii) the Company, as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2024 (the “DERMAdoctor Sale Transaction”). Upon consummation of the DERMAdoctor Sale Transaction as contemplated by the Purchase Agreement, the Company will sell 100% of the membership units (the “Membership Units”) of DERMAdoctor to Buyer for a closing purchase price of $1,070,000, subject to adjustment for the payment of certain outstanding DERMAdoctor indebtedness and transaction expenses. The Company expects the DERMAdoctor Sale Transaction to close on March 25, 2024 or as soon as practicable thereafter.

The closing of the DERMAdoctor Sale Transaction is subject to satisfying certain conditions, which include the Company obtaining the consent of the holders (the “Secured Parties”) of the Company’s Original Discount Senior Secured Convertible Debentures due November 1, 2024 (the “Secured Convertible Notes”) to (i) amend the Security Agreement, dated April 27, 2023 (the “Security Agreement”), to remove the Membership Units and any assets of DERMAdoctor as collateral for the Company’s obligations pursuant to the Secured Convertible Notes and for DERMAdoctor to be removed as a party to the Security Agreement (the “Security Agreement Amendment”) and (ii) terminate the Subsidiary Guarantee, dated April 27, 2023 (the “Subsidiary Guarantee”), which DERMAdoctor entered into in connection with the issuance of the Secured Convertible Notes (the “Subsidiary Guarantee Termination”).

On March 24, 2024, to effect the Security Agreement Amendment and the Subsidiary Guarantee Termination, the Company and the Secured Parties entered into a First Amendment to Security Agreement (the “First Amendment”), to effect the Security Agreement Amendment and a Consent and Release (the “Subsidiary Guarantee Consent”), to effect the Subsidiary Guarantee Termination. To obtain the Secured Parties’ consent that will result in the reduction of the collateral available to secure the obligations under the Secured Convertible Notes and as consideration for the Secured Parties taking the necessary actions to execute and deliver the First Amendment and the Subsidiary Guarantee Consent, the Company provided each Secured Party the option, at the Secured Party’s election, to receive only upon the closing of the DERMAdoctor Sale Transaction either: (i) a new Series D warrant (the “Series D Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), or (ii) a new unsecured convertible note (the “New Notes”).

The Series D Warrants: (i) will be initially exercisable on the later of (A) the six (6) month anniversary of the date of issuance or (B) the date immediately following the date on which Company stockholders approve the exercise of the Series D Warrants into shares of Common Stock at a meeting of Company stockholders and such approval becomes effective; (ii) have a term of exercise of five (5) years from the date that the Series D Warrant becomes exercisable; and (iii) have an exercise price equal to $0.14 per share. Subject to the closing of the DERMAdoctor Sale Transaction, a Series D Warrant will be issued to a Secured Party that elected this option and will be exercisable for an aggregate of 1,000,000 shares of Common Stock.

The New Notes will: (i) be unsecured obligations of the Company; (ii) not have any interest that will accrue or be payable by the Company; (iii) be convertible into shares of Common Stock at a conversion price of $0.14 per share (the “Conversion Shares”); (iv) only be convertible into the Conversion Shares beginning on the date that the Company’s stockholders approve the conversion of up to the aggregate principal amount of all of the New Notes into Conversion Shares at a meeting of Company stockholders and such approval becomes effective; and (vi) have a term of two (2) years payable at maturity, unless the New Notes are required to be paid at an earlier date due to an acceleration event due to the Company not obtaining the stockholder approval of the conversion of the New Notes within six (6) months or due to an event of default that has not been cured. Subject to the closing of the DERMAdoctor Sale Transaction, the New Notes will be issued to four (4) Secured Parties that elected this option, for an aggregate principal amount of $525,000 and will be convertible into an aggregate of 3,750,000 Conversion Shares.

The foregoing descriptions of the Purchase Agreement, Secured Convertible Notes, Security Agreement, Subsidiary Guarantee, First Amendment, Subsidiary Guarantee Consent, Series D Warrants and New Notes contain only a brief description of the material terms and do not purport to be a complete description of the rights and obligations of the parties under such agreements, and such descriptions are qualified in their entirety by reference to the full text of the agreements, a copy of which is filed as Exhibits 2.1, 4.1, 10.1, 10.2, 10.3, 10.4, 4.2 and 4.3, respectively.

Anti-Dilution Adjustment to the Series C Preferred Stock

The Certificate of Designation of Preferences, Rights and Limitations for the Company’s outstanding Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”), par value $0.01 per share (the “Series C Certificate of Designation”) provides for anti-dilution protections in the event that the Company grants any right to reprice any Company security or issue a new Company security that would entitle the holder to acquire Common Stock at an effective price per share that is lower than the conversion price of the Series C Preferred Stock, which is referred to as “full-ratchet” anti-dilution protection. As a result of entering into the First Amendment and the Consent and Release, which provide for the issuance of the Series D Warrants and the New Notes that will have an exercise price and conversion price, respectively, of $0.14  per share, this anti-dilution protection in the Series C Certificate of Designation was triggered.

Accordingly, the conversion price of each share of Series C Preferred Stock, which were each $0.25 per share convertible into 1,000 shares of Common Stock, has been automatically adjusted downward to now be $0.14 per share convertible into 7,143 shares of Common Stock. Therefore, based on the Series C Preferred Stock currently outstanding, there will be an additional 2,787,841 shares of Common Stock issuable upon conversion.

Private Placement Exemption

None of the offer or issuance of the Series D Warrants, the New Notes or the shares of Common Stock underlying the Series D Warrants or the New Notes (collectively, the “Securities”), have been or, if issued, will be registered at the time of issuance by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act, and by Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the offer or issuance of the Securities. The Securities that will be issued in this private placement transaction contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Commission.

Additional Matters

The documents described or referred to above and/or attached as an exhibit to this Current Report on Form 8-K (collectively, the “Form 8-K Documents”) contain representations and warranties of the parties to such agreements that may be subject to limitations, qualifications or exceptions agreed upon by the parties, and may be subject to a contractual standard of materiality that differs from the materiality standard that applies to reports and documents filed with the Commission. In particular, in review of the representations and warranties contained in the Form 8-K Documents and described in the foregoing summary, it is important to bear in mind that the representations and warranties were negotiated in connection with separate transactions and with the principal purpose of allocating contractual risk between the parties in such transactions. The representations and warranties, other provisions of the Form 8-K Documents or any description of these provisions should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this Current Report on Form 8-K and in the other reports, statements and filings that the Company publicly files with the Commission.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the timing and expected impact of the DERMAdoctor Sale Transaction. These forward-looking statements are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report on Form 8-K, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the Commission, especially under the heading “Risk Factors.” The forward-looking statements in this Current Report on Form 8-K speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*
Membership Unit Purchase Agreement, dated March 12, 2024, by and among the Company, DERMAdoctor, and the Buyer (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed March 14, 2024)

4.1	Form of Original Issue Discount Secured Senior Convertible Debentures (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed April 27, 2023)
4.2	Form of Series D Common Stock Warrant
4.3	Form of Unsecured Convertible Notes
10.1*	Form of Security Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed April 27, 2023)
10.2	Form of Subsidiary Guarantee (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed April 27, 2023)
10.3*	Form of First Amendment to the Security Agreement, dated March 24, 2024
10.4*	Form of Consent and Release, dated March 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits were omitted as well as certain confidential portions of the agreements by means of marking such portions with brackets (due to such confidential portions not being material and would be competitively harmful if publicly disclosed) pursuant to Item 601 of Regulation S-K promulgated by the Commission. The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portions to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

	By:	/s/ Justin Hall
Justin Hall
Chief Executive Officer and General Counsel

Dated: March 25, 2024